UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)                January 2, 2008
_______________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

            (e) On January 2, 2008, Unisys Corporation and Joseph W. McGrath, its President and Chief Executive Officer, entered into an agreement which provides for Mr. McGrath to receive certain benefits in the event his employment with the company is terminated. Mr. McGrath's previous agreement with the company ended on December 31, 2007.

         Under the new agreement, if Mr. McGrath's employment is terminated by the company without cause or by Mr. McGrath for good reason (defined generally as a reduction in aggregate compensation target, a reduction in duties or authority or removal as chief executive officer), Mr. McGrath will be entitled to receive an amount equal to two times (i) his base salary (at its then current rate) plus(ii) his annual bonus (in an amount equal to the average percentage of target bonus paid to him for the three years preceding the employment termination date times the target bonus amount in effect on the termination date). This termination payment is to be paid in a lump sum in cash within 30 days of the date of termination, subject to Section 409A of the Internal Revenue Code. Mr. McGrath and his eligible dependents will also be entitled to continued medical and dental coverage, at the same costs applicable to active employees, for up to two years following termination of employment. Such coverage will cease if Mr. McGrath becomes employed during such two-year period.

        The agreement also provides that, in the event of Mr. McGrath's disability or death, all compensation and benefits under the agreement will terminate. In such event, Mr. McGrath or his estate will instead receive (i) if termination by reason of disability or death occurs prior to the bonus payment date for the previous award year, a bonus for such year determined by the Board of Directors in its sole discretion after receiving a recommendation from the Compensation Committee of the Board, (ii) a bonus for the year in which the termination by reason of disability or death occurs equal to a pro rata portion, based on the period of service rendered in such year, of the bonus amount paid for the previous year, (iii) benefits under the retirement, welfare, incentive, fringe and perquisite programs generally available to executive officers upon disability or death and (iv) any deferred balance under the company's deferred compensation plans.

       If Mr. McGrath's employment is terminated for cause or by Mr. McGrath for other than good reason, he will be entitled only to the benefits provided to the company's executive employees upon termination of employment.

       The agreement includes non-compete, non-solicitation and non-disparagement provisions effective for 12 months from the date of termination of employment. In the event Mr. McGrath breaches any of these provisions, the company will have the right to terminate any payments due to him under the second paragraph above.

ITEM 9.01.  Financial Statements and Exhibits.

            (d) The following exhibit is being filed herewith:

                10   Agreement, dated January 2, 2008, between Unisys
Corporation and Joseph W. McGrath.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: January 2, 2008                             By: /s/ Nancy Straus Sundheim
                                                      -------------------------
                                                      Nancy Straus Sundheim
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Secretary




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                              EXHIBIT INDEX
                              -------------


Exhibit
No.
------

10 Agreement, dated January 2, 2008, between Unisys Corporation and Joseph W. McGrath.